EXHIBIT 10.3
Sixth Amendment to the Amended and Restated
Limited Partnership Agreement
of
Carter Validus Operating Partnership II, LP
The Partnership Agreement (defined below) is hereby further amended as of this October 3, 2019 (the “Effective Date”) by this Sixth Amendment (this “Sixth Amendment”) by and between (i) Carter Validus Mission Critical REIT II, Inc. (the “General Partner”), a Maryland corporation holding both general partner and limited partner interests in the Partnership (defined below), and (ii) Carter Validus Advisors II, LLC, a Delaware limited liability company (the “Special Limited Partner”).
Recitals
WHEREAS, the parties hereto have entered into that Amended and Restated Limited Partnership Agreement (the “Original Partnership Agreement”) of Carter Validus Operating Partnership II, LP, a Delaware limited partnership (the “Partnership”), dated June 10, 2014, as amended by (i) that First Amendment thereto, dated December 28, 2015, (ii) that Second Amendment thereto, dated February 9, 2017, (iii) that Third Amendment thereto, dated February 21, 2018, (iv) that Fourth Amendment thereto, dated September 21, 2018, and (v) that Fifth Amendment thereto (the “Fifth Amendment”), dated April 11, 2019 (the Original Partnership Agreement, as amended through the Fifth Amendment, the “Partnership Agreement”; and, the Original Partnership Agreement, as amended only through the Fourth Amendment, the “Previous Partnership Agreement”);
WHEREAS, the Fifth Amendment provides its effective date as of the date of the consummation of the merger between the Lightning Merger Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the General Partner, and Carter Validus Mission Critical REIT, Inc., a Maryland corporation (the “Merger Date”); and
WHEREAS, the parties hereto desire to further amend the Partnership Agreement to rescind, prior to the Merger Date, the Fifth Amendment and all amendments and other provisions provided thereunder with respect to the Partnership Agreement, pursuant to this Sixth Amendment which shall become effective as of the Effective Date.

Amendment
NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree to the following which shall become effective as of the Effective Date:

1.
Rescission of the Fifth Amendment. The Fifth Amendment is hereby rescinded and shall take no effect on the Merger Date or any other time. For avoidance of doubt, the Partnership Agreement shall, in its entirety, as of and since the Effective Date, including through and after the Merger Date, remain in the form of the Previous Partnership Agreement.

2.	Counterparts. This Sixth Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

3.
Continuation of Partnership Agreement. The Partnership Agreement and this Sixth Amendment shall be read together and shall have the same force and effect as if the provisions of the Partnership Agreement and this Sixth Amendment were contained in one document. Any provisions of the Partnership Agreement not amended by this Sixth Amendment shall remain in full force and effect as provided in the Partnership Agreement immediately prior to the Effective Date. In the event of a conflict between the provisions of this Sixth Amendment and the Partnership Agreement, the provisions of this Sixth Amendment shall control.

[Signature Page Follows]

In Witness Whereof, the parties hereto have executed this Sixth Amendment as of the Effective Date.

GENERAL PARTNER:

CARTER VALIDUS MISSION CRITICAL
REIT II, INC., a Maryland corporation

By: /s/ Kay C. Neely
Kay C. Neely
Chief Financial Officer

Acknowledged:

SPECIAL LIMITED PARTNER:

CARTER VALIDUS ADVISORS II, LLC, a Delaware limited liability company

By: /s/ Michael A. Seton
Michael A. Seton
Chief Executive Officer and President

[Signature Page to Sixth Amendment to the Amended and Restated Limited Partnership Agreement of Carter Validus Operating Partnership II, LP]